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                                                                   EXHIBIT 10.17

                       STERLING CONSTRUCTION COMPANY, INC.

July 16, 2004

The Stockholders of Sterling Houston Holdings Listed on Exhibit A
c/o Joseph P. Harper, Sr.
Sterling Houston Holdings, Inc.
20810 Fernbush Lane
Houston, Texas 77073

Dear Stockholders:

The purpose of this letter is to set forth our agreement on certain matters relating to that certain Transaction Agreement between you, Sterling Construction Company, Inc., then known as Oakhurst Company, Inc. (the "Company") and the other parties named therein dated on or about July 18, 2001 (the "Transaction Agreement") as amended by that certain Restructuring Agreement dated as of September 19, 2003 (the "Restructuring Agreement"). All terms used but not defined in this letter shall have the meanings given to them in the Transaction Agreement.

Pursuant to the Transaction Agreement, you have the right to cause the Company to purchase each of your shares of Sterling Houston Holdings, Inc. ("SHH") for the Put Payment Amount. Pursuant to the Restructuring Agreement, you and the Company agreed that the Company may pay the Exercise Price for all SHH shares in the aggregate by the payment and issuance of --

      -     Cash in the amount of $2,415,525;

      - Five-year 12% amortizing subordinated promissory notes in the aggregate principal amount of $6,353,913; and

      - Five-year 14% subordinated cash availability notes in the aggregate principal amount of $3,230,562 (the "CAN's").

and that the Company may pay the Earnout Payment for all SHH shares in the aggregate by the issuance of CAN's.

The Restructuring Agreement also provides that the Company has the right to negotiate with you the issuance of common stock of the Company in lieu of the issuance of some or all of the CAN's.

As a result of negotiations between us, you and we have agreed as follows:

      - You will exercise the Put on July 19, 2004, the date you and the Company agree that the Put first becomes exercisable;

      - Within thirty days of the date that the amount of the Earnout Payment has been finally determined, the Company will issue to you in the aggregate such number of shares of common stock of the Company as is computed from the application of the following formula (the "Shares:")

                  - The sum of the Put Exercise Price and the Earnout Payment multiplied by 114,000;

                  -     Less $2,415,525;

                  -     Less $6,353,913

                  -     Divided by 4.

The allocation of the Shares among you shall be in accordance with such arrangement as you may unanimously agree upon among yourselves.

If the foregoing accurately states our agreement on the subject matter of this letter, please so indicate by signing and returning a copy of this letter to me.

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Very truly yours,
Sterling Construction Company, Inc.

By: /s/ Maarten D. Hemsley
    ----------------------
    Maarten D. Hemsley, Chief Financial Officer

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                                    EXHIBIT A

/s/ James D. Manning
-----------------------------
JAMES D. MANNING

/s/ Patrick T. Manning            /s/ Linda Manning
-----------------------------     ----------------------------------------------
PATRICK T. MANNING                LINDA MANNING

/s/ Joseph P. Harper, Sr.
-----------------------------
JOSEPH P. HARPER, SR.

/s/ Terry D. Williamson           /s/ Karen Williamson
-----------------------------     ----------------------------------------------
TERRY D. WILLIAMSON               KAREN WILLIAMSON

/s/ Anthony F. Colombo
-----------------------------
ANTHONY F. COLOMBO

/s/ Kevin J. Manning
-----------------------------
KEVIN J. MANNING

/s/ Joseph P. Harper, Jr.
-----------------------------
JOSEPH P. HARPER, JR.

/s/ Julie M. Crump
-----------------------------
JULIE M. CRUMP

/s/ Brian R. Manning
-----------------------------
BRIAN R. MANNING

/s/ Jeffrey Manning
-----------------------------
JEFFREY MANNING

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